Exhibit 32.1

Certification of the Chief Executive Officer

Pursuant to 18 U.S.C. § 1350

Solely for the purposes of complying with 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, I, the undersigned Chief Executive Officer of Nicholas Financial, Inc. (the “Company”), hereby certify, based on my knowledge, that the Annual Report on Form 10-K of the Company for the fiscal year ended March 31, 2010 (the “Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Peter L. Vosotas
Peter L. Vosotas
Chief Executive Officer
June 14, 2010